UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) – August 11, 2011 (August 9, 2011)

CODORUS VALLEY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-15536	23-2428543
(State or other jurisdiction of of incorporation)	(Commission File Number)	(IRS Employer Number)

105 Leader Heights Road P.O. Box 2887 York, Pennsylvania		17405-2887
(Address of principal executive offices)		(Zip code)

717-747-1519

(Registrant’s telephone number including area code)

N/A

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CODORUS VALLEY BANCORP, INC.

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Codorus Valley Bancorp, Inc. (the “Company”) and its wholly owned subsidiary, PeoplesBank a Codorus Valley Company (the “Bank”) entered into Amendments of the Employment Agreements with Larry J. Miller and Harry R. Swift (sometimes referred to individually as the “Executive” and collectively as the “Executives”). The Amendments, dated August 9, 2011, correct technical errors in the Employment Agreements. The Amendments clarify that if an Executive is terminated without cause within two years following a change of control, change of control compensation, as provided in the relevant Employment Agreement, shall be paid to the terminated Executive. Prior to the Amendment, the Employment Agreements incorrectly provided that change of control compensation was only paid if an Executive terminated his employment for good reason within two years following a change of control. The Employment Agreements did not provide for change of control compensation if the Company or the Bank terminated the Executives’ employment without cause following a change of control.

The Executives remain subject to restrictions on executive compensation, including restrictions on change of control compensation, imposed as a result of the Company’s participation n the U. S. Treasury’s Capital Purchase Program.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

	Exhibit No.	Description
	10.1	Amendment to Employment Agreement with Larry J. Miller
	10.2	Amendment to Employment Agreement with Harry R. Swift

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Codorus Valley Bancorp, Inc.
(Registrant)

Date: August 11, 2011	/s/ Larry J. Miller
Larry J. Miller President and Chief Executive Officer (Principal Executive Officer)